UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2021

Odyssey Semiconductor Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333- 234741	84-1766761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Brown Road

Ithaca, NY 14850

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (607) 351-9768

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On April 1, 2021, Odyssey Semiconductor Technologies, Inc. (the “Company”) sold 1.25 million shares of its common stock (the “Shares”) at a price $4.00 per share for a total purchase price of $5 million. GP Nurmenkari Inc. served as placement agent for the sale of the Shares in exchange for a total cash commission of 8% of the gross purchase price and warrants to purchase a number of shares of the Company’s common stock equal to 8% of the number of Shares sold, with a term of 5 years from the date of the sale of the Shares and an exercise price of $4.00 per share.

The Company sold the Shares in reliance upon the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On April 1, 2021, the Company published a press release announcing its raise of $5 million in a common stock private placement.

A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Current Report on Form 8-K (including the exhibit) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2021	Odyssey Semiconductor Technologies, Inc.

	By:	/s/ Alex Behfar
Name: Alex Behfar
Title: Chairman and Chief Executive Officer

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